Exhibit 10.5

[Pursuant to Item 601(a)(5) of Regulation S-K, schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

FORM OF PATENT ASSIGNMENT

This Patent Assignment (the “Patent Assignment”) is effective as of May 18, 2023 (the “Effective Date”) by and between FG Group Holdings Inc., a Nevada corporation with a place of business at 5960 Fairview Road, Suite 275, Charlotte, North Carolina, 28210 (“Assignor”), and Strong Technical Services, Inc., a Nebraska corporation with a place of business at 14565 Portal Cir, La Vista, NE 68138 (“Assignee”).

WHEREAS, under the terms of that certain Asset Transfer Agreement dated as of the Effective Date hereof by and between Assignor and Assignee (the “FG Group Holdings Asset Transfer Agreement”), Assignor has conveyed, transferred, assigned, and delivered to Assignee, among other assets, certain intellectual property assets of Assignor, and has agreed to execute and deliver this Patent Assignment, for the purpose of recording the assignment with the United States Patent and Trademark Office and the corresponding patent offices, entities or agencies in any applicable jurisdiction (including any applicable foreign country).

NOW, THEREFORE, in accordance with the FG Group Holdings Asset Transfer Agreement and in consideration of the promises and covenants contained herein and therein, the parties agree as follows:

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor confirms that Assignor has irrevocably conveyed, transferred, assigned, and delivered to Assignee and, for greater certainty, to the full extent that Assignor has not done so previously, Assignor does hereby irrevocably convey, transfer, assign, and deliver to Assignee all of Assignor’s right, title, and interest in and to the following (the “Transferred Patent Assets”):

(a) certain inventions, improvements and discoveries

i.	directed to pre-painted panels for use in a modular curvilinear projection screen system; and/or

ii.	described and/or claimed in the patent documents set forth in Schedule 1 (the “Applications”)

(the “Inventions”);

(b) all national phase applications arising from the Applications;

(c) all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals of the Applications;

(d) the right to file counterparts to the Applications in all countries and regions;

(e) the right to claim priority from the Applications in all countries and regions;

1

(f) each and every additional application that claims any part of the Inventions;

(g) each and every additional application that is in any way based on or claimed priority from or corresponds to the Applications;

(h) all rights of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(i) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(j) any and all claims and causes of action based on any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office and the officials of corresponding patent offices, entities or agencies in any applicable jurisdiction (including any applicable foreign country) to record and register this Patent Assignment upon request by Assignee. Following the date hereof, upon Assignee’s reasonable request, Assignor shall take such reasonable steps and actions, and provide such reasonable cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Transferred Patent Assets to Assignee, or any assignee or successor thereto.

3. Terms of the Asset Transfer Agreement. The parties hereto acknowledge and agree that this Patent Assignment is entered into pursuant to the Asset Transfer Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Transferred Patent Assets. The representations, warranties, covenants, agreements, and indemnities contained in the Asset Transfer Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Transfer Agreement and the terms hereof, the terms of the Asset Transfer Agreement shall govern.

4. Successors and Assigns. This Assignment shall be binding and inure to the benefit of the Assignee and Assignor and their respective successors and assigns.

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of the Effective Date.

ASSIGNOR:

FG GROUP HOLDINGS INC.

By:	/s/ Mark D. Roberson
Name:	Mark D. Roberson
Title:	Chief Executive Officer

Assignor Witness

By:
Name:

ASSIGNEE:

STRONG TECHNICAL SERVICES, INC.

By:	s/ Mark D. Roberson
Name:	Mark D. Roberson
Title:	Chief Executive Officer

[Signature Page Patent Assignment]

SCHEDULE 1

TRANSFERRED PATENT ASSETS

[***]